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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
East West Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2003

        Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. will be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California on Wednesday, May 14, 2003, beginning at 3:00 p.m. for the following purposes:

  1.
  Election of Directors. The election of three persons as directors for terms expiring in 2006 and to serve until his or her successors are elected and qualified, as more fully described in the accompanying Proxy Statement; and

  2.
  Other Business. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        Properly signed proxy cards permit the proxy holder named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in their discretion. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Meeting.

        Only those stockholders of record at the close of business on March 21, 2003 shall be entitled to notice of and to vote at the Meeting.

        YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors

DOUGLAS P. KRAUSE Executive Vice President, General Counsel and Corporate Secretary
San Marino, California
March 21, 2003

East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
(626) 583-3500

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held May 14, 2003

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of East West Bancorp, Inc. (the "Company") for use at its annual meeting ("Meeting") of the stockholders ("Stockholders") to be held on May 14, 2003 at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 3:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures are first being mailed to Stockholders on or about April 7, 2003. Only Stockholders of record on March 21, 2003 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of the principal executive office is 415 Huntington Drive, San Marino, CA 91108.

Matters to be Considered

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors. The election of three persons as directors for terms expiring in 2006 and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:

John Kooken
Jack Liu
Keith Renken

  2.
  Other Business. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Costs of Solicitation of Proxies

        This solicitation of Proxies is made on behalf of the Board of Directors of East West Bancorp and East West Bancorp will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by East West Bancorp. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of East West Bancorp may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, East West Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. East West Bancorp does not intend to utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

        The authorized capital of East West Bancorp consists of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 23,944,956 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of East West Bancorp as of the Record Date on any matter submitted to the Stockholders.

        East West Bancorp's Certificate of Incorporation does not authorize cumulative voting. For the election of directors, the three persons receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect.

        Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, other proposals that may properly come before the meeting require the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

        A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of East West Bancorp or a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

        If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Director's nominee.

        Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in a properly executed Proxy, your shares of Common Stock will be voted "FOR" the election of the nominee for director set forth herein.

        The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals which management did not have notice of at least 45 days prior to the date on which East West Bancorp mailed its proxy material for last year's annual meeting of Stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to East West Bancorp to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of East West Bancorp, (iii) the Chief Executive Officer and other executive officers of East West Bancorp and its subsidiaries whose total annual compensation in

2002 exceeded $100,000 (the "Named Executives"), and (iv) all executive officers and directors of East West Bancorp and its subsidiaries, as a group:

	Common Stock
Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent Of Class(2)
Westfield Capital Management Co., Inc. One Financial Center Boston, MA 02111	1,581,190		6.62%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,364,600		5.71%
Dominic Ng	786,796		3.29%
Julia Gouw	341,499	(3)	1.43%
Peggy Cherng	—		*
John Kooken	—		*
Herman Li	14,250		*
Jack Liu	17,500	(4)	*
Keith Renken	14,750		*
Donald Chow	22,661		*
Douglas Krause	62,441		*
Michael Lai	9,550		*
All Directors and Executive Officers, as a group (10 persons)	1,269,447		5.31%

*
Less than 1%.

(1)
Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group). Specifically, the following individuals have the right to acquire the shares indicated after their names upon the exercise of such stock options: Mr. Ng, 655,175; Ms. Gouw, 216,925; Mr. Li, 2,500; Mr. Liu 12,500; Mr. Renken, 8,750; Mr. Chow, 12,300; Mr. Krause, 16,050; Mr. Lai, 9,550. The aggregate number of shares issuable upon the exercise of options currently exercisable held by the directors and officers, as a group is 933,750.

(3)
400 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.

(4)
5,000 of these shares are owned by Yuan Yi Tsui, the wife of Mr. Liu; Mr. Liu disclaims any beneficial ownership in such shares.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a)

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), requires that East West Bancorp's directors, executive officers and person who own more than ten percent of a registered class of East West Bancorp's equity securities file with the Securities and Exchange Commission (the "SEC"), and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of East West Bancorp. Directors, officers and greater than ten percent holders are required by the SEC's regulations to furnish East West Bancorp with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2002, East West Bancorp believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

ELECTION OF DIRECTORS

Board of Directors and Nominees

        East West Bancorp's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of seven members. The Bylaws further provide for the division of the directors into three classes of approximately equal size. Three members shall be elected to a three year term at the annual meeting of Stockholders in 2003, two members shall be elected to a three year term at the annual meeting of Stockholders in 2004, and two members shall be elected to a three year term at the annual meeting of Stockholders in 2005.

        The directors proposed for election, John Kooken, Jack Liu and Keith Renken, were appointed to the Board of Directors in 2002, 1998, and 2000 respectively. Messrs. Kooken, Liu and Renken have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Messrs. Kooken, Liu and Renken. In the event that Mr. Kooken, Mr. Liu or Mr. Renken should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Kooken, Mr. Liu or Mr. Renken will be unavailable.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of East West Bancorp acting within their capacity as such. There are no family relationships among directors or executive officers of East West Bancorp. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940 except that Mr. Ng is a director of ESS Technology, Inc. and of PacifiCare Health Systems Inc. and Mr. Renken is a director of 21st Century Insurance.

        The following table sets forth certain information with respect to the Board's nominees for director and the current continuing directors of East West Bancorp. All directors of East West Bancorp are also directors of East West Bank (the "Bank"), the principal subsidiary of East West Bancorp. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See "ELECTION OF DIRECTORS—Compensation of Executive Officers—Employment Agreements and Change of Control Agreements".

Name of Director	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire
Nominees for term expiring 2005:
John Kooken	71	2002	2003
Jack Liu	45	1998	2003
Keith Renken	68	2000	2003
Continuing Directors:
Peggy Cherng	54	2002	2004
Julia Gouw	43	1997	2004
Herman Li	51	1998	2005
Dominic Ng	44	1991	2005

(1)
As of March 1, 2003.

(2)
Refers to the earlier of the year the individual first became a director of East West Bancorp or the Bank.

        The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

        Dominic Ng has served as a director of the Bank since 1991, as President and Chief Executive Officer of the Bank since 1992, and was elected Chairman of the Board in 1998. Mr. Ng has held the same positions with East West Bancorp since its formation. Prior to joining the Bank, he was President and CEO of Seyen Investment, Inc. He also spent over a decade as a CPA at Deloitte & Touche LLP. Mr. Ng serves on the Board of ESS Technology, Inc. and of PacifiCare Health Systems, Inc. He also serves on the boards of the California Bankers' Association and the Anderson School at UCLA.

        Julia Gouw has served as Executive Vice President and Chief Financial Officer of the Bank since 1994 and as a director of the Bank since 1997, and has held these same positions with East West Bancorp since its formation. Prior to joining East West Bank in 1989 as Vice President and Controller, Ms. Gouw was a Senior Audit Manager with KPMG Peat Marwick. She is on the Board of Visitors of UCLA School of Medicine, the Board of Directors of Huntington Memorial Hospital, and is a member of the Financial Executives' Institute and the California Society of CPAs.

        Peggy Cherng is President and Chief Executive Officer of Panda Restaurant Group, which operates over 500 restaurants throughout the nation under the Panda Express, Panda Inn, and Hibachi-San names. She serves on the Board of Directors of Methodist Hospital of Southern California, The Board of Visitors of the Peter F. Drucker Graduate School of Management, Claremont Graduate University and the Board of Directors of the National Restaurant Association. Dr. Cherng has received numerous awards in the professional and philanthropic communities in the last decade.

        John Kooken is the retired Chief Financial Officer and Vice Chairman of Security Pacific Corp., the parent of Security Pacific National Bank. He was a director of Golden State Bancorp until its acquisition in 2002. He is a member of the Board of Directors of Huntington Memorial Hospital and of the Board of Directors for the Children's Bureau of Southern California.

        Herman Y. Li is Chairman of the C&L Restaurant Group, a franchisee of Burger King and Denny's which owns and operates over 85 restaurants throughout the nation. He is a member of the executive committee of Burger King Corporation's Diversity Action Council. The Asian Business Association of Los Angeles in 1997 honored Mr. Li as "Asian Business Owner of the Year."

        Jack C. Liu, Esq., is Chairman of Morgan Stanley Asset Management Company Taiwan in Taipei, Taiwan. Previously, during the period from 2000 to 2001, he was president of the Asia region of Global Gateway, L.P. He is also of counsel to the Deacons/Alliance International Law Offices in Taipei, Taiwan, which he first joined in 1999. Prior to 1999, Mr. Liu practiced with the law firm of Morgan Lewis & Bockius LLP, Los Angeles office. Mr. Liu's legal expertise is in international corporate, securities, banking regulations and real estate investment matters.

        Keith W. Renken is the Managing Partner of Renken Enterprises, a consulting company. He is a former senior partner and chairman of the executive committee of Deloitte & Touche LLP, from which he retired in 1992. He is now a professor in the University of Southern California "Executive in Residence Program". Mr. Renken is a director of 21st Century Insurance and several private companies. His many honors include the "Distinguished Business Leader Award" from the Los Angeles Area Chamber of Commerce.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS

        The business of East West Bancorp's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

        The Audit Committee of East West Bancorp reviews and reports to the Board on various auditing and accounting matters; the Committee also engages the independent public accountants, reviews the scope and results of the procedures for internal auditing, reviews the Company's financial statements, reviews the independence of the Company's independent auditors, and approves all auditing and non-auditing services performed by its independent auditors. The Audit Committee currently consists of John Kooken, Herman Li, and Keith Renken as its chairman. East West Bank also has an Audit Committee, which consists of the same directors who comprise the Audit Committee of East West Bancorp and which generally meets jointly with the Audit Committee of East West Bancorp. The Audit Committees met 6 times in 2002.

        The Executive Committee of East West Bancorp is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Dominic Ng and Julia Gouw. East West Bank also has an Executive Committee, which consists of the same directors who comprise the Executive Committee of East West Bancorp. The Executive Committee of East West Bancorp met 4 times in 2002 and the Executive Committee of East West Bank met 20 times in 2002.

        The Compensation Committee of East West Bancorp establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists of Peggy Cherng, Keith Renken, and Jack Liu as chairman. East West Bank also has a Compensation Committee, which consists of the same directors who comprise the Compensation Committee of East West Bancorp and which generally meets jointly with the Compensation Committee of East West Bancorp. The Compensation Committees met 5 times in 2002.

        The Nominating/Corporate Governance Committee of East West Bancorp nominates persons for election as directors and reviews corporate governance matters. The Nominating/Corporate Governance Committee currently consists of Jack Liu, John Kooken, and Herman Li as chairman. This Committee was established in 2003 and so did not meet in 2002.

        The Board of Directors of East West Bancorp met 8 times during 2002. All of the directors attended 100% of the meetings of the Board of Directors and of the committees on which he or she served in 2002.

DIRECTOR INDEPENDENCE/FINANCIAL EXPERTS

        The Company's Board of Directors has conducted a review regarding the independence of each of its members from management of the Company under the standards of Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Board determined that 5 of its 7 members, who are all of the non-employee directors, have no direct or indirect relationship with the Company outside of their status as a director or shareholder of the Company within the criteria established by NASDAQ. Accordingly, a majority of the Board of Directors, and each member of the Audit, Compensation, and Nominating/Corporate Governance Committees, meet the "independence" requirements of NASDAQ.

        In addition, the Board of Directors conducted a review regarding the qualifications of each member of the Audit Committee under the standards of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards and Section 10A(m) of the Securities Exchange Act of 1934 (as amended by Section 303A of the Sarbanes-Oxley Act) and determined that all members meet these standards.

        The Company's Board of Directors has also conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered a "financial expert" for purposes of the proposed Nasdaq definitions of financial expert. Based on its review, the Board determined that at least two of the three members of the Audit Committee, Keith Renken, its chairman, and John

Kooken, qualify as financial experts by reason of prior job experience as, respectively, a certified public accountant and as chief financial officer of a publicly traded company.

COMPENSATION OF DIRECTORS

        Employees of East West Bancorp and its subsidiaries are not compensated for service as directors of East West Bancorp or its subsidiaries. Nonemployee directors receive an annual retainer of $15,000, plus $1,000 for each Board and committee meeting attended. The committee chair receives an additional annual retainer of $3,000. During the year ended December 31, 2002, pursuant to East West Bancorp's Stock Incentive Plan, Messrs. Li, Liu, and Renken each received 5,000 options to purchase Common Stock at an exercise price of $33.83 per share and Ms. Cherng and Mr. Kooken each received 10,000 options to purchase Common Stock at an exercise price of $33.00 per share; all of these options vest at the rate of 25% per year on each anniversary of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        It is expected that until the officers of East West Bancorp begin to devote significant time to the separate management of East West Bancorp and East West Bank, which is not expected to occur until such time as East West Bancorp becomes actively involved in additional businesses, the officers will only receive compensation for services as officers and employees of East West Bank, and no separate compensation will be paid for their services to East West Bancorp. The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2002, 2001, and 2000:

Long-term Compensation
Annual Compensation
					(3) Restricted Stock Awards		Number of Stock Options Granted
Name and principal position	Year	(1) Annual Salary	(1) Annual Bonus	(2) Other Annual Compensation				(4) All Other Compensation
Dominic Ng Chairman, President, and Chief Executive Officer	2002 2001 2000	$570,835 498,353 479,755	$950,000 600,000 500,000	$57,203 66,438 60,113	$	— — —	500,100 200 500	$506,798 95,878 85,852	(5)
Julia Gouw Executive Vice President, Chief Financial Officer, and Director	2002 2001 2000	$222,937 222,269 215,496	$200,000 210,000 200,000	$29,514 28,212 17,684		$210,000 — —	20,100 200 500	$50,051 44,812 47,127
Donald Chow Executive Vice President, Commercial Lending	2002 2001 2000	$156,708 150,681 143,144	$50,000 60,000 45,000	$261 — —		$52,500 — —	8,100 10,200 500	$19,781 20,056 16,671
Douglas Krause Executive Vice President, General Counsel, and Corporate Secretary	2002 2001 2000	$155,969 155,189 149,099	$85,000 85,000 100,000	$3,358 3,644 —		$105,000 — —	8,100 15,200 500	$24,250 15,379 20,693
Michael Lai Executive Vice President, Northern California	2002 2001 2000	$151,585 144,764 29,750	$45,000 50,000 6,000	$3,995 1,659 —		$70,000 — —	6,100 200 16,000	$17,169 743 —

(1)
Includes compensation deferred at election of executive and the year upon which such compensation was earned.

(2)
Represents interest paid on deferred compensation that, under applicable SEC guidelines, is deemed above-market interest.

(3)
No restricted stock was held by any of the Named Executives as of December 31, 2002.

(4)
Represents employer contributions to the 401(k) Plan, unused vacation pay, automobile allowances, and financial planning services, and employer matching contributions to a separate officers' excess plan to compensate for salary and bonus limitations of permitted 401(k) contributions. The named executive officers are also provided with certain group life, health, and medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(5)
$350,000 of this amount was a special one-time bonus paid in 2002 in recognition of Mr. Ng's ten-year anniversary at East West Bank and the dramatic increase in shareholder value from approximately $40 million to over $700 million during his tenure.

Option Grants

        The following stock options were granted during 2002 to the Named Executives pursuant to East West Bancorp's Stock Incentive Plan.

Option/SAR Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in FY 2002		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value(2)
Dominic Ng	100,000 400,000 100	12.24 48.96 0.01	% % %	$ $ $	25.8900 33.8300 33.2800	1/23/2012 7/17/2009 10/22/2009	$ $ $	809,370 3,427,400 843
Julia Gouw	20,000 100	2.45 0.01	% %	$ $	25.8900 33.2800	1/23/2012 10/22/2009	$ $	161,874 843
Douglas Krause	8,000 100	0.98 0.01	% %	$ $	25.8900 33.2800	1/23/2012 10/22/2009	$ $	64,750 843
Donald Chow	8,000 100	0.98 0.01	% %	$ $	25.8900 33.2800	1/23/2012 10/22/2009	$ $	64,750 843
Michael Lai	6,000 100	0.73 0.01	% %	$ $	25.8900 33.2800	1/23/2012 10/22/2009	$ $	48,562 843

(1)
The options were granted pursuant to the Stock Incentive Plan. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined), the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and East West Bancorp.

(2)
The estimated present value at grant date of options granted during fiscal year 2002 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years and 3.5 years for options granted with 10-year and 7-year contractual lives, respectively; risk-free interest rate of 3.2% and 2.3% for options granted with 10-year and 7-year contractual lives, respectively, representing the interest rate on U.S. government zero-coupon bonds with maturities corresponding to the estimated time until exercise; a volatility rate of 34.0%; and a dividend yield of 1.2%, representing the current $0.40 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Holdings.

        The following table sets forth certain information concerning options held by the Named Executives under East West Bancorp's Stock Incentive Plan:

Aggregated Option Exercises During Fiscal Year 2002
Option Values on December 31, 2002

			Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dominic Ng	290,000	$6,767,878	630,175	500,500	$16,432,827	$1,926,238
Julia Gouw	70,000	$1,470,000	211,925	20,500	$5,524,867	$211,038
Douglas Krause	6,250	$115,625	10,300	19,750	$213,284	$222,548
Donald Chow	—	$—	7,800	16,000	$165,818	$177,952
Michael Lai	—	$—	8,050	14,250	$137,776	$200,467

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2002 regarding equity compensation plans under which equity securities of East West Bancorp were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,619,966	$20.46	878,443
Equity compensation plans not approved by security holders	—	$—	—
Total	2,619,966	$20.46	878,443

Retirement Plans

        The Bank has two retirement plans. The East West Bancorp Inc. 401(k) Plan (the "401(k) Plan" is a qualified retirement plan under the Internal Revenue Code of 1986 as amended (the "Code") and is open to all employees of the Bank with at least one year of service. In 2002, the Company matched 100% of employee salary contributions to the 401(k) Plan, up to a maximum contribution of $11,500 per year per employee. The matching is in the form of stock of the Company, although employees are not restricted in their ability to sell the stock and reinvest in other permitted investments.

        The Company also has a Supplemental Executive Retirement Plan (the "SERP") which provides supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are, under applicable Internal Revenue Service regulations, limited. The Board of Directors designates those employees who are eligible to participate in the SERP; the Board has designated Mr. Ng,

Ms. Gouw, Mr. Chow and Mr. Krause as participants in the SERP. Benefits under the SERP include income generally payable commencing upon a designated retirement date until age 80 and a death benefit for the participant's designated beneficiaries based on the present value of the projected future payments; participants will be entitled to a projected benefit equal to 50% of his or her 2001 total compensation, adjusted 3% per year for cost of living. The designated retirement date is the 20th anniversary of employment by the Company; early retirement after 15 years is permitted with lower benefits. SERP benefits begin to vest after 15 years of service, however vesting accelerates to 100% upon a change in control of the Company. Upon a termination of employment for "cause," the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of a termination without "cause," however, if a participant voluntarily resigns prior to becoming 100% vested, his or her benefits are forfeited. The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of a change of control. As of December 31, 2002, Mr. Ng, Ms. Gouw, Mr. Chow and Mr. Krause respectively had 11, 13, 9 and 6 years of service under the SERP.

        The SERP is an unfunded non-qualified plan, which means that the participants have no rights under the agreement beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the plan. There are accordingly no assurances to the participants that the Company will upon retirement be able to pay the accrued benefits. The SERP is not an employment contract.

Employment and Change of Control Agreements

        East West Bank has entered into employment agreements with certain of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders. This employment agreement provides for a three-year term, which extends automatically unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation. In addition to a base salary and bonus to be determined annually, the agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year. In the event the Bank chooses to terminate Mr. Ng's employment for any reason other than for cause (as defined in the agreement), or in the event of Mr. Ng's resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the agreement by the Bank; and (vi) his death or permanent disability; Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank during the remaining term of the agreement and (ii) three times the preceding taxable year's base salary and bonus. In addition, Mr. Ng will be entitled to an additional payment to the extent the Executive is subject to an excise tax because such severance benefits constitute "excess parachute payments," defined in the Internal Revenue Code of 1986, as amended (the "Code"). In general, under the Code, an "excess parachute payment" is the amount by which payments contingent on a change in ownership or control exceed three times the employee's average annual compensation over five years. Certain other executives have contracts providing that should they be terminated without cause or, for certain executives, should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive a designated lump sum. The payments range from six months to three years of base salary plus bonuses and certain benefits.

        If all employment agreements were terminated without cause following a change in control, such executive officers would be entitled to receive payments, which are estimated to have an aggregate value of approximately $8.1 million at February 28, 2003. In addition, existing options issued under the 1998 Stock Incentive Plan and benefits under the supplement executive retirement plan, will vest upon a change of control. Although the above-described employment agreements could increase the cost of any acquisition of control of East West Bancorp or East West Bank, management does not believe that the terms thereof would have a significant anti-takeover effect.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        East West Bank's Compensation Committee (the "Compensation Committee") establishes the general policies regarding compensation of the executive officers and approves the specific compensation levels for the Chief Executive Officer. The Compensation Committee also reviews the compensation of the executive officers and approves all grants of incentive shares. During 2002, the members of the Compensation Committee were Herman Li, Keith Renken, and James Miscoll as its chairman. Each member of the Compensation Committee is a non-employee director of East West Bancorp and East West Bank.

        Set forth below is a report of the Compensation Committee of the Bank addressing the compensation policies for 2002 applicable to the Bank's Chief Executive Officer.

OVERALL PHILOSOPHY

        The goals of the executive compensation and benefits programs are to enable the Bank to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of East West Bancorp, Inc. common stock and to maximize return to its shareholders.

        The philosophy of the Bank is to provide a compensation program that is designed to reward achievement of the Bank's goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

        To achieve these objectives:

  •
  The principal objective of the salary program is to maintain salaries that are targeted at the median for comparable positions in similarly sized financial institutions,

  •
  Annual incentives are designed to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance, and

  •
  The principal objective of the long-term stock-based incentive plan is to align management's financial interests with those of East West Bancorp's shareholders, provide incentive for management ownership of East West Bancorp common stock, support the achievement of long-term financial objectives, and provide for long term incentive reward opportunities.

        Employee benefits are offered to provide a competitive total compensation program and to encourage retention of key employees.

ELEMENTS OF THE COMPENSATION PROGRAM

        There are three principal elements of the executive compensation program—base salary, bonus compensation (annual incentive) and long-term stock-based incentive compensation (stock options or restricted stock). In determining each component of compensation, the total compensation package of each executive is considered.

Base Salaries

        The salary of each executive officer is determined initially according to competitive pay practices, level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Bank uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on a subjective assessment of each executive's performance, as well as the factors described above.

Annual Incentives

        The Bank provides annual incentives to all employees, including executives. Annual incentives are intended to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance. The Bank considers individual contributions, business unit performance, overall corporate performance, and performance compared to peer banks. Actual awards, if any, are also based on a subjective assessment of each executive's individual performance. No formal weightings are assigned to these levels of performance. Each executive is assigned a bonus range as a percentage of salary.

Long-Term Stock-Based Incentives

        The Bank believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of East West Bancorp's shareholders. Under its 1998 Stock Incentive Plan, East West Bancorp generally grants incentive shares to all executives of East West Bancorp and of the Bank. All stock options have been granted at an option price not less than the fair market value of the common stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. The result is a focus by all executives on the creation of shareholder value over the long term.

        In determining the number of incentive shares granted to individual executives, individual contributions, business unit performance, competitive practices, the number of incentive shares previously granted, and value of the stock on the date of the grant are considered. Formal weightings have not been assigned to these factors.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The determination of the Chief Executive Officer's salary, bonus and grants of incentive shares followed the policies described above for the determination of all executives' compensation subject to the additional considerations described below.

        Compensation for the Chief Executive Officer, Mr. Ng, was made in accordance with an employment agreement entered into in June 1998 in connection with the sale of the Bank by its prior shareholders. The terms of the employment agreement are described in "Employment and Change of Control Agreements." The base salary of the Chief Executive Officer is described in the Summary Compensation Table.

        The bonus of the Chief Executive Officer is described in the Summary Compensation Table. This indicated bonus was determined pursuant to the terms of Mr. Ng's employment contract and is based primarily on the satisfaction of performance criteria determined by the Board. The performance criteria established for 2002 were based on target goals for return on assets, return on equity, nonperforming assets, net chargeoffs, deposit growth, fee income and efficiency ratio.

        The Chief Executive Officer received stock options in 2002 to purchase 500,000 shares of East West Bancorp's common stock. Prior to 2002, the last block grant of options to Mr. Ng was in 1998. This additional grant was given in recognition of the sharply higher stock price since that time and was contemplated as long-term stock-based incentive compensation. All of the options granted have an exercise price equal to the fair market value of the stock on the date of grant.

POLICY WITH RESPECT TO DEDUCTIBILITY

        Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its shareholders. Section 162(m) excludes from its deduction limits any compensation received pursuant to the exercise of a stock option granted prior to the first shareholder meeting at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which the company became publicly held.

        Mr. Ng deferred $880,209 of his collective bonus and salary in 2002, with the result that all amounts paid to him in 2002 were deductible for income tax purposes of the Company during fiscal year 2002.

        The stockholders of East West Bancorp adopted in 2002 the East West Bancorp Performance-Based Bonus Plan, effective as of January 1, 2003 (the "Bonus Plan"). The Bonus Plan was designed so that compensation paid under the plan will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Because bonuses are paid under the Bonus Plan only if the Company's financial or other results meet or exceed certain quantifiable performance goals established by the Compensation Committee, the Committee believes that the Company may deduct such bonuses for Federal income tax purposes even if the bonus payments, together with salary, paid to an executive in any one year may exceed $1 million. The Chief Executive Officer of the Company is currently the only executive officer of the Company participating in the Bonus Plan.

        The Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions but currently intends to structure annual incentive compensation so that such payments should qualify as deductible performance-based compensation.

Dated: March 20, 2003	THE 2002 COMPENSATION COMMITTEE
James Miscoll, Chairman Herman Li Keith Renken

        The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that East West Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is, or ever has been, an officer or employee of East West Bancorp or any of its subsidiaries.

        Except as provided herein, there are no existing or proposed material transactions between East West Bancorp or East West Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

REPORT BY THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a written charter revised and adopted by East West Bancorp's Board of Directors on January 13, 2002. A copy of the Audit Committee Charter is attached.

        The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

        In performing its function, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements of East West Bancorp as of and for the year ended December 31, 2002 with management;

  •
  discussed with East West Bancorp's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committee), as currently in effect; and

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that East West Bancorp's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Dated: March 20, 2003	THE 2002 AUDIT COMMITTEE
Keith Renken, Chairman John Kooken Herman Li

        The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that East West Bancorp specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of stockholder return on East West Bancorp's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies in the Standard & Poor's 500 Index and the SNL Western Bank Index for the period beginning on February 8, 1999, the first day of trading in East West Bancorp's Common Stock, through December 31, 2002. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Returns Among East West Bancorp, Inc.,
the Standard & Poor's 500 Index and the SNL Western Bank Index

	Period Ending
Index
	2/08/99	12/31/99	12/31/00	12/31/01	12/31/02
East West Bancorp, Inc.	100.00	119.81	263.36	273.38	386.27
S&P 500	100.00	119.48	108.60	95.70	74.45
SNL Western Bank Index	100.00	115.91	153.45	134.19	146.82

Notes:

A.
The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.
If the annual interval is not a trading day, the preceding trading day is used.

C.
The index level for all series was set to 100.00 on February 8, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company from time to time may lend money through its subsidiary East West Bank to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other person, and (iii) do not involve more than a normal risk of collectibility and do not present other unfavorable features. The Company does not have, and does not intend to make, any loans to executive officers. None of the directors or executive officers of the Company, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.

INDEPENDENT AUDITORS

        The auditors of East West Bancorp and the Bank are Deloitte & Touche LLP, Certified Public Accountants. Deloitte & Touche LLP performs both audit and non-audit professional services for and on behalf of East West Bancorp and its subsidiaries. During 2002, the audit services included examination of the consolidated financial statements of East West Bancorp and a review of certain filings with the SEC. The Audit Committee has determined that the provision of non-audit services is compatible with the maintenance of Deloitte & Touche's independence. All professional services rendered by Deloitte & Touche LLP during 2002 were furnished at customary rates and terms.

        The following table sets forth information regarding the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002:

Audit Fees	$221,100
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$77,058

        Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions that may be asked by stockholders, and if such representatives desire, which is not currently anticipated, make a statement.

PROPOSALS OF STOCKHOLDERS

        Proposals of Stockholders intended to be included in the proxy materials for the 2004 Annual Meeting of Stockholders must be received by the Secretary of East West Bancorp, 415 Huntington Drive, San Marino, California 91108, by November 14, 2003.

        Under Rule 14a-8 adopted by the Securities and Exchange Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by East West Bancorp, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

        SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the East West Bancorp's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2004 annual meeting is February 20, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the year 2004 annual meeting.

        East West Bancorp has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

ANNUAL REPORT

        The Annual Report for the fiscal year ended December 31, 2002 will also be mailed to all shareholders. The Annual Report contains consolidated financial statements of East West Bancorp and its subsidiaries and the report thereon of Deloitte & Touche LLP, East West Bancorp's independent auditors.

        Stockholders may obtain without charge a copy of the company's annual report on Form 10-K including financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2002 by writing to East West Bancorp, Inc. at 415 Huntington Drive, San Marino, California 91108.

OTHER BUSINESS

        Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

East West Bancorp, Inc.

Douglas P. Krause Executive Vice President, General Counsel, and Corporate Secretary
San Marino, California March 21, 2003

Exhibit A

EAST WEST BANCORP, INC.
AUDIT COMMITTEE CHARTER

MISSION

        The Audit Committee is appointed by the Board of Directors of East West Bancorp, Inc. (the "Company") to assist in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the internal and external auditors of the Company.

MEMBERSHIP

        The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed by the Board of the Company. The Committee may act as a joint committee with the audit committee of the Board of Directors of East West Bank.

        The members of the Audit Committee shall each be "independent," as such term is defined in the Sarbanes-Oxley Act of 2002 (the "Act") and regulations promulgated thereunder and under the rules of the NASDAQ National Market. If the Committee is acting as a joint committee with the audit committee of East West Bank, the members shall also each be "independent" as determined by the Board of East West Bank under Federal Deposit Insurance Corporation Regulation 363.5, and shall not include any large customers of East West Bank.

        Each Committee member shall be able to read and understand financial statements. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication such that he or she meets the definition of a "financial expert" as such term is defined in regulations issued by the Securities and Exchange Commission (the "SEC"). In addition, at least one member must have banking or related financial management experience.

KEY RESPONSIBILITIES

        The Committee shall perform the functions and have the responsibilities described below:

Oversight of Registered Public Accounting Firm

        In the course of its oversight of the registered public accounting firm as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

  1.
  The Committee shall have the authority and responsibility to appoint, compensate and oversee auditing work of the independent auditor. The independent auditor shall report directly to the Committee.

  2.
  The Committee shall: (i) receive from the registered public accounting firm annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1; (ii) discuss with the registered public accounting firm the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity; and (iii) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

  3.
  The Committee shall review and approve the proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees. The

    Committee shall have authority to pay all fees and expenses of the registered public accounting firm as it deems appropriate.

  4.
  The Committee shall review the registered public accounting firm's report relating to reportable conditions in the internal control structure and financial reporting practices.

  5.
  The Committee shall approve in advance any non-audit service permitted by the Act that its registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act. This approval may be delegated to a member of the Committee, who may act on behalf of the Committee in this regard and report any such matters approved at the next Committee meeting.

Oversight of Internal Auditors

        The Committee shall have final oversight and responsibility for the internal audit department and shall have authority to hire or terminate personnel and approve budgets, which authority it may exercise directly or indirectly by reviewing and acting upon recommendations of management. The Committee shall review and discuss with management and the registered public accounting firm:

  1.
  The quality and adequacy of the Company's internal accounting controls.

  2.
  Organization of the internal audit department, the adequacy of its resources and the competence of the internal audit staff.

  3.
  The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with registered public accounting firm.

  4.
  Results of the internal auditors examinations together with management's response thereto.

  5.
  Reports of any material defalcations.

Oversight of Management's Conduct of the Company's Financial Reporting Process

  1.
  Audited Financial Statements. The Committee shall review and discuss with the registered public accounting firm the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the registered public accounting firm the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"), including critical accounting policies and practices, alternate treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and other material written communications between the registered public accounting firm and the management of the Company. The Committee will resolve any disagreements between management and the registered public accounting firm of the Company. Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

  2.
  Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS. The Committee, through its Chairman or the Committee as a whole, will also review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements.

  3.
  Financial Reporting Practices. The Committee shall review, as appropriate, unless already being reviewed by the Board: (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results. (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

Assist the Board in Oversight of the Company's Compliance with Policies and Procedures

        The Committee shall review and monitor, as appropriate, unless already being reviewed by the Board:

  1.
  Compliance programs and corrective actions regarding any deficiencies noted by auditors or examiners regarding compliance or compliance programs.

  2.
  Significant findings of any examination by regulatory authorities or agencies and corrective actions regarding any deficiencies noted in regulatory examinations.

  3.
  The adequacy of this Charter. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

Other Duties

        The Committee shall perform the following other duties and shall undertake such additional duties as may be delegated to it by the Board from time to time:

  1.
  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  2.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

  3.
  Make special studies of any allegations of managerial misconduct by its executives.

        The Committee is responsible for overseeing the above matters and activities by management and the registered public accounting firm. The Committee shall have access to all documents and personnel of the Company and its subsidiaries in performing its responsibilities. The management of the Company however, remains responsible for preparing the financial statements and the registered public accounting firm is responsible for auditing those financial statements. The management and the registered public accounting firm have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

MEETINGS

        Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board of the Company, or by a majority of the members of the Committee. At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, legal counsel for the Company, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

OUTSIDE ADVISORS

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as deemed appropriate by the Committee. The Committee shall have authority to pay all fees and expenses of such outside advisors, as it deems appropriate.

REVOCABLE PROXY
East West Bancorp, Inc.
Annual Meeting of Stockholders—May 14, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julia Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California at 3:00 p.m., on Wednesday, May 14, 2003, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

East West Bancorp, Inc.
Two ways to Vote—Mail or Internet

Mail

  •
  Mark, sign and date your proxy card
  •
  Return your proxy card in the postage paid envelope provided

Internet

  •
  Go to www.proxyvoting.com/ewbc
  •
  Have your proxy card ready
  •
  Enter your control number located above your name and address
  •
  Follow the instructions on the website

  If you vote by Internet, there is no need to fill in or mail back your proxy.

  SEE REVERSE SIDE FOR REMAINDER OF PROXY

    PLEASE MARK VOTE IN BOX USING DARK INK ONLY

        This Proxy will be voted "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld.

1.	ELECTION OF DIRECTORS—
	Nominee: John Kooken Term Expires 2006	For ☐	Withhold Authority ☐
	Nominee: Jack Liu Term Expires 2006	For ☐	Withhold Authority ☐
	Nominee: Keith Renken Term Expires 2006	For ☐	Withhold Authority ☐
2.	OTHER BUSINESS.	In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
I (We) [ ] do [ ] do not expect to attend the Meeting.
Dated:	, 2002.

Signature
Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

QuickLinks

GENERAL INFORMATION
BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a)
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR INDEPENDENCE/FINANCIAL EXPERTS
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Option/SAR Grants in the Last Fiscal Year
Aggregated Option Exercises During Fiscal Year 2002 Option Values on December 31, 2002
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT BY THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT
OTHER BUSINESS
EAST WEST BANCORP, INC. AUDIT COMMITTEE CHARTER